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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2002, except for Note 2 as to which the date is April 12, 2002, with respect to the financial statements and schedules of CoreComm Limited included in the Registration Statement (Form S-4) and related Prospectus of CoreComm Holdco Inc. for the registration of 4,033,248 shares of its common stock.

                                                           /s/ ERNST & YOUNG LLP


New York, New York
April 12, 2002